Exhibit 99.7

China Jo-Jo Drugstores, Inc. Appoints New Chief Financial Officer

Names Bennet P. Tchaikovsky to Board of Directors

HANGZHOU, China--(BUSINESS WIRE)--August 1, 2011--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD), which primarily operates retail pharmacies in the People’s Republic of China, today announced the appointment of Frank Ming Zhao, 35, as Chief Financial Officer, effective immediately. Mr. Zhao replaces Bennet P. Tchaikovsky, who resigned to pursue other opportunities. Mr. Tchaikovsky replaces Shike Zhu, a director with the Company who resigned his position from the Board of Directors.

Mr. Zhao brings 12 years of financial and public company experience to the Company. His expertise includes SEC reporting and audit work. Most recently, Mr. Zhao was a Senior Manager with CFO Oncall, Inc., a financial consulting firm providing CFO services to U.S.-listed, China-based publicly traded companies, and has been consulting for the Company since January 2010. Prior to that, Mr. Zhao was a Senior Auditor with Sherb & Co., LLP, where he was responsible for auditing and reviewing the financial statements of primarily China-based U.S. publicly traded companies.

Mr. Zhao, who is from and currently lives in Hangzhou, holds a Bachelor of Accounting from the Central University of Finance and Economics in Beijing, and a Master of Professional Accounting from the University of Washington in Seattle. He is registered as a Certified Public Accountant in the State of Washington and is fluent in both Chinese and English.

“We are pleased to have Mr. Zhao assume the position of Chief Financial Officer,” stated Dr. Lei Liu, Chief Executive Officer of the Company. “He has worked closely with our management team during the past year and a half, which should provide for a seamless transition. We anticipate that Mr. Zhao’s strong financial background and extensive public company experience, as well as his bilingual skills, will greatly enhance our capabilities in financial management and corporate communications.”

The Company also announced the appointment of Mr. Tchaikovsky to the Company’s Board of Directors, effective immediately. Mr. Tchaikovsky was appointed to replace Mr. Shike Zhu, who resigned from the Board on August 1, 2011. With Mr. Tchaikovsky’s appointment, the ratio of independent directors and non-independent directors on the Board will remain unchanged.

Mr. Tchaikovsky served as the Company’s Chief Financial Officer on a part-time basis since July 2009 and is presently part-time Chief Financial Officer of VLOV, Inc. (OTCBB:VLOV). Previously, Mr. Tchaikovsky was part-time Chief Financial Officer of Skystar Bio-Pharmaceutical Company (NasdaqCM:SKBI) from May 2008 to April 2010. Prior to that, he was Chief Financial Officer of Innovative Card Technologies. Mr. Tchaikovsky has also served on the Board of Directors for Skystar Bio-Pharmaceutical Company and Sino Clean Energy, Inc. (NasdaqGM:SCEI). He is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

Dr. Liu commented, “We greatly appreciate Mr. Tchaikovsky’s commitment, hard work and contributions during the past three years with China Jo-Jo. We look forward to continuing to work with Bennet as a member of our Board, and are confident that he will play an important role in helping the Company achieve long-term growth and delivering shareholder value.”

“We also want to thank Mr. Zhu for his services as a director and wish him well on his future endeavors,” continued Dr. Liu.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. primarily operates a retail pharmacy chain in China offering both western and traditional Chinese medicine, including prescription and over-the-counter drugs, sundries, alcohol, nutritional supplements and medical devices. China Jo-Jo Drugstores also provides on-site physician consulting.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
China Jo-Jo Drugstores, Inc.
Frank Zhao, Chief Financial Officer
China Cell: 86-139-6811-8759
Frank.zhao@jojodrugstores.com